UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2019

AMERICAN HONDA FINANCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

California	001-36111	95-3472715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20800 Madrona Avenue, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 972-2288

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of each exchange on which registered
1.300% Medium-Term Notes, Series A Due March 21, 2022	N/A	New York Stock Exchange
2.625% Medium-Term Notes, Series A Due October 14, 2022	N/A	New York Stock Exchange
1.375% Medium-Term Notes, Series A Due November 10, 2022	N/A	New York Stock Exchange
0.550% Medium-Term Notes, Series A Due March 17, 2023	N/A	New York Stock Exchange
0.750% Medium-Term Notes, Series A Due January 17, 2024	N/A	New York Stock Exchange
0.350% Medium-Term Notes, Series A Due August 26, 2022	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 8.01. Other Events.

On August 8, 2019, American Honda Finance Corporation (the “Company”) renewed its Medium-Term Note Program, under which the Company may issue from time to time its Medium-Term Notes, Series A. Any such issuance will be under the Company’s previously filed Registration Statement on Form S-3 (Registration No. 333-233119) and the related Prospectus dated August 8, 2019 and Prospectus Supplement dated August 8, 2019, as each may be amended or supplemented from time to time.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Second Amended and Restated Distribution Agreement, dated August 8, 2019, between the Company and BofA Securities, Inc., ANZ Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Lloyds Securities Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, SMBC Nikko Securities America, Inc., SG Americas Securities, LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC.

4.1	Form of Fixed Rate Medium-Term Note, Series A.

4.2	Form of Floating Rate Medium-Term Note, Series A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HONDA FINANCE CORPORATION

Date: August 8, 2019	By:	/s/ Paul C. Honda
Paul C. Honda
Vice President and Assistant Secretary